UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2025

Destra Multi-Alternative Fund

(Exact name of Registrant as specified in its charter)

Delaware	811-22572	45-3477142
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

443 North Willson Avenue Bozeman, Montana 59715	59715
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 843-6161

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	DMA	New York Stock Exchange

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On December 18, 2025, Destra Multi-Alternative Fund (the “Company”) held a special meeting of shareholders (the “Special Meeting”). Proxies for the Special Meeting were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended. The final voting results for the matter submitted to a vote of the shareholders at the Special Meeting are set forth below.

Proposal: To approve a revision to the Fund’s fundamental policy regarding concentration that would eliminate the Fund’s concentration in the real estate industry

Votes on a proposal to approve a revision to the Fund’s fundamental policy regarding concentration that would eliminate the Fund’s concentration in the real estate industry were as follows:

For	Against	Abstentions	Broker Non-Votes
4,285,378	1,118,644	16,622	0

The proposal presented at the Special Meeting received the requisite shareholder votes for the adoption.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER
Exhibit 99.1	Press Release, dated December 18, 2025

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Destra Multi-Alternative Fund

Date: December 19, 2025	By:	/s/ Robert A. Watson
Robert A. Watson
President

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